UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Hythiam, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hythiam, Inc.
11150 Santa Monica Blvd., Suite 1500
Los Angeles, California 90025

_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2005

_______________________

Dear Fellow Stockholders:

     Our 2005 annual meeting of stockholders will be held at 11150 Santa Monica Boulevard, Los Angeles, California 90025 on Friday, June 17, 2005, beginning at 10:00 a.m. local time. At the meeting, stockholders will vote on the following matters:

1.	Election of seven directors to hold office until our 2006 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	Increasing by 1,000,000 the number of shares issuable under our 2003 Stock Incentive Plan; and

3.	Any other matters that properly come before the meeting.

     Stockholders of record as of the close of business on May 19, 2005 are entitled to vote their shares by proxy or at the meeting or any postponement or adjournment thereof.

By order of the board of directors
/s/ TERREN S. PEIZER
Terren S. Peizer
Chairman of the Board and Chief Executive Officer

Los Angeles, California
May 25, 2005

     Whether or not you expect to be present at the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Stockholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

i

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2005 ANNUAL MEETING OF STOCKHOLDERS
OF
HYTHIAM, INC.

______________________________________

PROXY STATEMENT

______________________________________

     The enclosed proxy is solicited on behalf of Hythiam, Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held on Friday, June 17, 2005, beginning at 10:00 a.m. local time, at 11150 Santa Monica Boulevard, Los Angeles, California 90025.

     The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being sent to stockholders is May 25, 2005. You should review this information in conjunction with our 2004 Annual Report to Stockholders, which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, stockholders will vote on the election of directors and any other matters that properly come before the meeting. In addition, our management will report on our performance during 2004 and respond to questions from our stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, May 19, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

     Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

     If our shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with regard to those shares. As the stockholder of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting or the right to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

     If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these materials have been forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting so long as you bring a copy of a brokerage statement reflecting your ownership as of the record date. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of March 31, 2005 there were 30,126,879 shares of our common stock issued and outstanding, held by approximately 260 stockholders of record. Proxies received, but marked as abstentions, and broker non-votes will be included in calculating the number of shares considered present at the meeting for purposes of determining a quorum, but will not be counted as votes cast “for” or “against” any given matter.

     If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board recommends a vote FOR the election of each of the nominated slate of directors. See “Election of Directors” on page 4. The board also recommends a vote FOR increasing the number of shares issuable under our 2003 Stock Incentive Plan by 1,000,000 shares. See “Increasing Shares Under 2003 Stock Incentive Plan” on page 8.

     The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock is required for the election of directors.

     Other Items. For each other item, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the annual meeting by the holders of common stock is required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. As a result, “broker non-votes” will have the effect of a negative vote.

Who pays for the preparation of the proxy?

     We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.

     Our principal executive offices are located at 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025, and our telephone number is (310) 444-4300. A list of stockholders entitled to vote at the annual meeting will be available at our offices, during normal business hours, for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

How can I obtain additional copies?

     If you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Hythiam, Inc.	or	American Stock Transfer & Trust Company
11150 Santa Monica Blvd., Suite 1500		59 Maiden Lane
Los Angeles, California 90025		New York, New York 10038
Telephone: (310) 444-4300		Telephone: (212) 936-5100

     We will provide to those persons that make a request in writing (Attn: Investor Relations) or by e-mail (investor@hythiam.com) free of charge our (i) Annual Report on Form 10-K, any amendments thereto and the financial statements and any financial statement schedules filed by us with the Securities and Exchange Commission, or SEC, under Section 16(a) of the Securities Exchange Act of 1934, as amended, (ii) Audit Committee Charter, and (iii) Codes of Ethics. Our annual report and other periodic reports and any amendments thereto are also available on the SEC website at www.sec.gov by searching the EDGAR database for our filings.

Annual Report and Other Matters

     Our 2004 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Report of the Audit Committee,” the “Compensation Committee Report on Executive Compensation” and “Performance Graph” below shall not be deemed filed with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of our stock and how much stock do our directors and executive officers own?

     The following table sets forth certain information regarding the shares of common stock beneficially owned as of March 31, 2005 by: (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation Table set forth in the Executive Compensation section, and (iv) all such directors and officers as a group:

	Common Stock
	Beneficially
Name(1)	Owned(2)	Percent of Class(3)
Terren S. Peizer(4)	13,900,000	45.8%
Fred Knoll (5)	1,532,200	5.1%
Marc G. Cummins(6)	222,222	*
Ivan M. Lieberburg	94,444	*
Anthony M. LaMacchia	80,000	*
James W. Elder	72,000	*
Chuck Timpe	60,000	*
Richard A. Anderson	30,000	*
Leslie F. Bell	25,000	*
Hervé de Kergrohen	25,000	*
All directors and executive officers as a group (9 persons)	14,508,666	47.3%

* Less than 1%

Notes to Beneficial Ownership Table:

(1) Except as indicated, the mailing address of all individuals listed is c/o Hythiam, Inc., 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025, unless otherwise indicated.

(2) The number of shares beneficially owned includes shares of common stock in which a person has sole or shared voting power and/or sole or shared investment power. Except as noted below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws. In addition, includes the following numbers of shares issuable with respect to options that are exercisable on or within 60 days after April 1, 2005: Mr. Peizer: 200,000; Mr. Lieberburg: 50,000; Mr. LaMacchia: 80,000; Mr. Elder: 72,000; Mr. Timpe: 60,000; Mr. Anderson: 30,000; Mr. Bell: 25,000; Mr. de Kergrohen: 25,000.

(3) On March 31, 2005, there were 30,126,879 shares of common stock outstanding. Common stock not outstanding but which underlies options and rights (including warrants) vested as of or vesting within 60 days after March 31, 2005 is deemed to be outstanding for the purpose of computing the percentage of the common stock beneficially owned by each named person (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose

(4)13,700,000 Shares are held of record by Reserva Capital, LLC, which is owned and controlled by Mr. Peizer.

(5) Based on information provided on Schedule 13G filed with the SEC on December 15, 2004 by Fred Knoll, individually and as president of Knoll Capital Management LP, 200 Park Avenue, Suite 3900, New York, New York 10166.

(6) 100,000 shares are held of record by Bexley Partners, L.P., 23,000 by Cummins Children’s Trust, 22,000 by C.F. Partners, L.P., and 35,000 by Mr. Cummins’ wife Lisa Cummins. Mr. Cummins disclaims beneficial ownership of such shares.

PROPOSAL ONE: ELECTION OF DIRECTORS

     Our bylaws provide that the number of members on the board of directors shall be determined from time to time by resolution of the board. At present, our board of directors consists of seven members elected by the holders of our common stock. The board proposes that the seven nominees described below be elected for a one-year term expiring at the 2006 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominees Standing for Election

     The board of directors has nominated each of Terren S. Peizer, Anthony M. LaMacchia, Richard A. Anderson, Leslie F. Bell, Esq., Hervé de Kergrohen, M.D., Ivan M. Lieberburg, Ph.D., M.D. and Marc G. Cummins to be elected as a director at the annual meeting. All of the nominees are currently serving as our directors and their terms expire at the annual meeting or until their successors are duly elected and qualified. The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of the nominees for director is unable to accept election or if any other unforeseen contingencies should arise, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

DIRECTORS AND NOMINEES

     Our current directors and director nominees, and their ages as of March 31, 2005, are as follows:

Name	Age	Position	Since
Terren S. Peizer	45	Director, Chairman of the Board of Directors and Chief	2003
		Executive Officer
Richard A. Anderson	35	Director, Chief Administrative Officer	2003
Anthony M. LaMacchia	51	Director, Chief Operating Officer	2003
Leslie F. Bell, Esq.	65	Director, Chair of Audit Committee, Member of	2003
		Compensation Committee
Hervé de Kergrohen, M.D.	47	Director, Chair of Nominations and Governance Committee,	2003
		Member of Audit Committee
Ivan M. Lieberburg, Ph.D., M.D.	55	Director, Chair of Compensation Committee	2003
Marc G. Cummins	45	Director, Member of Audit Committee, Member of Nominations and Governance Committee	2004

Terren S. Peizer served until October 2003, as Chief Executive Officer of Clearant, Inc., which he founded in April 1999 to develop and commercialize a universal pathogen inactivation technology. He served as Chairman of its board of directors from April 1999 to October 2004 and a Director until February 2005. From February 1997 to February 1999, Mr. Peizer served as President and Vice Chairman of Hollis-Eden

Pharmaceuticals, Inc., a NasdaqNM listed company. In addition, from June 1999 through May 2003 he was a Director, and from June 1999 through December 2000 he was Chairman of the Board, of supercomputer designer and builder Cray Inc., a NasdaqNM company, and remains its largest beneficial stockholder. Mr. Peizer has been the largest beneficial stockholder and held various senior executive positions with several technology and biotech companies. In these capacities he has assisted with assembling management teams, boards of directors and scientific advisory boards, formulating business and financial strategies, investor and public relations, and capital formation. Mr. Peizer has a background in venture capital, investing, mergers and acquisitions, corporate finance, and previously held senior executive positions with the investment banking firms Goldman Sachs, First Boston and Drexel Burnham Lambert. He received his B.S.E. in Finance from The Wharton School of Finance and Commerce.

Anthony M. LaMacchia is a senior healthcare executive who, prior to joining the company in July 2003, was the Business Development Principal of GME Solutions, a healthcare financial consulting company providing Medicare graduate medical education and kidney acquisition cost recovery services, since October 2002. From November 1999 to April 2002, he was President & Chief Executive Officer of Response Oncology, Inc., a diversified physician practice management company. He was recruited to this financially distressed company to direct a high-risk turnaround, and when continued market declines and debt covenant breaches compelled a bankruptcy filing, directed the company through all phases of the chapter 11 process, the sale of all assets and the closure of its facilities. In June 1999, Mr. LaMacchia left Salick Health Care, Inc., which developed and operated outpatient cancer and kidney treatment centers and a clinical research organization engaging in pharmaceutical and clinical treatment trials, as Executive Vice President & Chief Operating Officer, having started with the company as Director of Strategic Planning & Reimbursement in 1984. Previously, Mr. LaMacchia held positions of increasing responsibility with Blue Cross of California, Ernst & Young and Cedars-Sinai Medical Center. He is a Certified Public Accountant who received his B.S. in Business Administration, Accounting from California State University, Northridge.

Richard A. Anderson has more than a decade of experience in business development, strategic planning and financial management. Mr. Anderson has served as a Director of the company since 2003. From 1999 until March 2005, he served as a Director and Chief Financial Officer of bio-technology company Clearant, Inc., where he remains a Director. From 1999 through December 2001, Mr. Anderson served as the Chief Financial Officer of Intellect Capital Group. From 1991 to 1999, he was with PricewaterhouseCoopers, LLP, most recently a Director and founding member of its Los Angeles Office Transaction Support Group, where he was involved in operational and financial due diligence, valuations and structuring for high technology companies. Mr. Anderson received a B.A. in Business Economics from University of California, Santa Barbara.

Leslie F. Bell, Esq. has for the past 25 years been engaged primarily in business principally in the areas of healthcare services and real estate matters. He is and has been an active member of the California Bar for more than 40 years practicing primarily until 1983 and since then on a significantly reduced basis in healthcare, business and real estate matters and related litigation. He is a director and senior executive of Salick Cardiovascular Centers LLC. From late 1997 until 2004 he was a Director and Senior Executive of Bentley Health Care, Inc. and certain of its subsidiaries, each of which was a developer and provider of disease-state outpatient, health care facilities and services. Mr. Bell was Co-Chairman and Co-Chief Executive Officer of Tractus Medical, Inc., a provider of patented relocatable ambulatory surgical center/operating rooms, which he co-founded in January 2002 until its sale in October 2004. From its inception in 1983 through several public offerings and until its sale completed in April 1997, he served as a Director, Executive Vice President and Chief Financial Officer and from late 1996 to April 1997 was President of Salick Health Care, Inc. Mr. Bell has also served as a Director of YES Clothing Co. from 1990 to 1995. He was previously a Deputy Attorney General of the State of California, and managing partner of the law firm Katz, Hoyt & Bell. Mr. Bell attended the University of Illinois, received a J.D. (with honors) from University of Arizona College of Law, and is a member of the University of Arizona College of Law Board of Visitors and Dean’s Economic Council. Mr. Bell is licensed to practice law and is the sole director and President of Leslie F. Bell, Inc., a professional law corporation. He is also a director of various tax-exempt organizations principally formed to support research and education for specified health problems.

Hervé de Kergrohen, M.D. since August 2002 has been a Partner with CDC Enterprises Innovation in Paris, a European venture capital firm, and since January 2001 has been Chairman of BioData, an international healthcare conference in Geneva. He sits on several boards with U.S. and European private health care companies, including Kuros BioSurgery and Bioring SA in Switzerland since January 2003, Praxim SA and Exonhit in France since September 2002, and Clearant, Inc. since December 2001. From February 1999 to December 2001 he was Head Analyst for Darier Hentsch & Co., then the third largest Geneva private bank and manager of its CHF 700 million health care fund. From February 1997 to February 1998 he was the Head Strategist for the international health care sector with UBS AGin Zurich. Dr. de Kergrohen started his involvement with financial institutions in 1995 with Bellevue Asset Management in Zug, Switzerland, the fund manager of BB Biotech and BB Medtech, where he covered the healthcare services sector. He was previously Marketing Director with large U.S. pharmaceutical companies such as Sandoz USA and G.D. Searle, specialized in managed care. Dr. de Kergrohen received his M.D. from Université Louis Pasteur, Strasbourg, and holds an M.B.A. from Insead, Fontainebleau.

Ivan M. Lieberburg, Ph.D., M.D. is currently Executive Vice President, Chief Medical Officer at Elan Company, plc, a worldwide biopharmaceutical company listed on the NYSE, where he has held a number of positions over the last seventeen years, most recently Senior Vice President of Research. Dr. Lieberburg sits on the scientific advisory boards of Health Care Ventures, Flagship Ventures, NewcoGen, and the Keystone Symposium. Prior to joining Elan in 1987, he performed his postdoctoral research at The Rockefeller University and his medical residency and postdoctoral fellowship at University of California, San Francisco, where he is presently a Clinical Professor of Medicine. He previously held faculty positions at Albert Einstein School of Medicine and Mt. Sinai School of Medicine. Dr. Lieberburg has authored over 100 scientific publications, and has been named to a number of honors including Rockefeller University Fellow, Public Health Corps Scholar, National Research Service Award, Hartford Foundation Scholar and McKnight Foundation Fellow in Neuroscience. He is board certified in internal medicine and endocrinology/metabolism. Dr. Lieberburg received an A.B. in biology from Cornell University, a Ph.D. in Neurobiology from The Rockefeller University and an M.D. from University of Miami School of Medicine.

Marc G. Cummins is a Managing Partner of Catterton Partners, a private equity investor in consumer products and service companies with over $1 billion of assets under management. Prior to joining Catterton in 1998, Mr. Cummins spent fourteen years at Donaldson, Lufkin & Jenrette Securities Corporation where he was Managing Director of the Consumer Products and Specialty Distribution Group, and was also involved in leveraged buyouts, private equity and high yield financings. He currently serves on the boards of several private companies including Case Logic Inc., Titan Outdoor, LLC and Petroleum Place, Inc. Mr. Cummins received a B.A. in Economics, magna cum laude, from Middlebury College, where he was honored as a Middlebury College Scholar and is a member of Phi Beta Kappa. He also received an M.B.A. in Finance with honors from The Wharton School at the University of Pennsylvania.

Recommendation of the Board

     The board of directors unanimously recommends that you vote “FOR” the election as directors of each of the nominees named above.

How are directors compensated?

Compensation. Non-affiliated directors did not receive any cash compensation for attendance at meetings of the board of directors or its committees in 2004. Directors who are also employed by us do not receive any fee or compensation for their services as directors. All members of the board of directors receive reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the board or committees.

Options. Directors are eligible to receive options under our 2003 Stock Incentive Plan. On September 29, 2003, we granted each non-employee director options to purchase the following number of shares of common stock at an exercise price of $2.50 per share, vesting 25% per year over four years from the date of the grant: 200,000 shares to Dr. Lieberburg, 120,000 shares to Mr. Anderson, 100,000 shares to Mr. Bell and Dr. Kergrohen. On July 2, 2004, we granted Mr. Cummins options to purchase up to 100,000 shares at $2.80 per share, vesting 25% per year over four years. On January 20, 2005, we granted Dr. Lieberburg and Mr. Bell options to purchase up to 50,000 shares at $5.72 per share, vesting 25% per year over four years.

On September 29, 2003, we granted Mr. LaMacchia options to purchase 400,000 shares of common stock at an exercise price of $2.50 per share and Mr. Peizer options to purchase 1,000,000 shares at $2.75 per share, each vesting 20% per year over five years. On April 28, 2005, we granted Mr. Anderson options to purchase 255,000 shares at $7.34 per share, vesting 20% per year over five years.

All of the options described above were granted at or above the fair market value on the date of grant.

How often did the Board meet during 2004?

     The board of directors held four meetings during 2004.

Which directors are independent?

     After review of all of the relevant transactions or relationships of each director (and his family members), our board of directors has determined that Drs. de Kergrohen and Lieberburg and Messrs. Bell and Cummins are independent as defined by the applicable Nasdaq rules. There are no family relationships among any of our directors, executive officers or key employees.

What committees has the Board established?

     The board of directors has a standing Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee. The board also has adopted written corporate governance guidelines for the board and a written committee charter for each of the board’s committees, describing the authority and responsibilities delegated to each committee by the board.

Audit Committee

     The Audit Committee consists of three directors. During 2004, the Audit Committee consisted of Mr. Bell (Chairman), Dr. de Kergrohen and Mr. Anderson, and it currently consists of Mr. Bell (Chairman), Dr. de Kergrohen and Mr. Cummins. The board of directors has determined that each of Dr. de Kergrohen and Messrs. Bell and Cummins are independent as defined by the applicable Nasdaq rules, meet the applicable requirements for audit committee members, including Rule 10A-3(b) under the Securities and Exchange Act of 1934, as amended, and qualify as audit committee financial experts as defined by Item 401(h)(2) of Regulation S-K. The Audit Committee held five meetings during 2004. The duties and responsibilities of the Audit Committee include (i) recommending to the board the appointment of our auditors and any termination of engagement, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls and (iv) having general responsibility for all related auditing matters.

Compensation Committee

     The Compensation Committee consists of two directors who are independent as defined by the applicable Nasdaq rules. The committee consists of Dr. Lieberburg (Chairman) and Mr. Bell, and held four meetings during 2004. The Compensation Committee reviews and recommends to the board of directors for approval the compensation of our executive officers.

Nominations and Governance Committee

     The Nominations and Governance Committee consists of two directors who are independent as defined by the applicable Nasdaq rules. The committee consists of Dr. de Kergrohen (Chairman) and Mr. Cummins, and held one meeting during 2004. The committee nominates new directors and oversees corporate governance matters.

     The charter of the Nominations and Governance Committee, a copy of which is attached as an appendix to this proxy statement, provides that the committee will consider board candidates recommended for consideration by our stockholders, provided the stockholders provide information regarding candidates as required by the charter or reasonably requested by us within the timeframe proscribed in Rule 14a-8 of Regulation 14A under the Exchange Act, and other applicable rules and regulations. Recommendation materials are required to be sent to the Nominations and Governance Committee c/o Hythiam, Inc., 11150 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025. There are no specific minimum qualifications required to be met by a director nominee recommended for a position on the board of directors, nor are there any specific qualities or skills that are necessary for one or more of our board of directors to possess, other than as are necessary to meet any requirements under the rules and regulations applicable to us. The Nominations and Governance Committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the board of directors.

     The Nominations and Governance Committee considers director candidates that are suggested by members of the board of directors, as well as management and stockholders. Although it has not previously done so, the committee may also retain a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves reviewing potentially eligible candidates, conducting background and reference checks, interviews with the candidate and others (as schedules permit), meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full board of directors an analysis with regard to particular recommended candidates. The Nominations and Governance Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

Annual Meeting Attendance

     Three of our directors attended our 2004 annual meeting of stockholders. We have a adopted a policy for attendance by the board of directors at our annual stockholder meetings which encourages directors, if practicable and time permitting, to attend our annual stockholder meetings.

Do we have a Code of Ethics?

     We have adopted a Code of Conduct and Ethics that applies to all company directors, officers and employees. We have also adopted a Code of Ethics for CEO and Senior Financial Officers that applies to our chief executive officer and senior financial officers, including our principal financial officer and principal accounting officer.

How can stockholders communicate with our board of directors?

     Our board of directors believes that it is important for our stockholders to have a process to send communications to the board. Accordingly, stockholders desiring to send a communication to the board or a specific director may do so by sending a letter addressed to the Board of Directors or any individual director at the address listed in this proxy statement. All such letters must identify the author as a stockholder. Our corporate Secretary will open the communications, make copies and circulate them to the appropriate director or directors.

PROPOSAL 2: INCREASING SHARES UNDER 2003 STOCK INCENTIVE PLAN

2003 Stock Incentive Plan

     Our 2003 Stock Incentive Plan was adopted by our board of directors and approved by our stockholders on September 29, 2003. A copy of the plan is attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on September 30, 2003.

     The purpose of the plan is to attract and retain the services of key management, employees, outside directors and consultants, and to align long-term pay-for-performance incentive compensation with stockholders’ interests. Fixed-price stock options align employees’ interests with those of our stockholders, because an increase in stock price after the date of award is necessary for employees to realize any value, thus rewarding employees only upon improved stock price performance. Stock option grants under the 2003 plan may be intended to qualify as incentive stock options under Section 422 of the Tax Code or may be non-qualified stock options governed by Section 83 of the Tax Code. Subject to earlier termination by our board of directors, the plan will remain in effect until all awards have been satisfied or terminated under the terms of the plan.

     There are currently 6,000,000 shares of common stock authorized for issuance under the plan. Options to purchase approximately 5,144,000 shares were outstanding as of March 31, 2005.

Amendment to Increase Shares

     Subject to approval by our stockholders, our board has approved a 1,000,000 share increase in the maximum number of shares of our common stock issuable under the plan, from 6,000,000 to 7,000,000. We are requesting that the stockholders vote in favor of increasing the number of shares available under the 2003 Stock Incentive Plan.

     We believe that a broad-based stock option program is a powerful employee incentive and retention tool that benefits all of our stockholders, and that an increase in the number of available shares is necessary in order to provide appropriate incentives for achievement of company performance objectives and to continue to attract and retain the most qualified employees, directors and consultants in light of our ongoing growth and expansion. Without sufficient stock options available for grant, we may be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to the future success of the company. These cash replacement alternatives would then reduce the cash available for investment in innovation and technology.

     We intend to continue to use stock options as our primary means of providing equity compensation to our employees. Although we believe that employee stock ownership is a significant contributing factor in achieving superior corporate performance, we recognize that increasing the number of available shares under the plan may lead to an increase in our stock overhang and potential dilution.

     We strongly believe that our stock option plan will be integral to our ability to achieve superior performance by attracting, retaining and motivating the employee talent critical to attaining long-term improved company performance and stockholder returns.

Recommendation of the Board

     The board of directors unanimously recommends that you vote “FOR” Proposal 2, increasing by 1,000,000 shares the number of shares available for issuance under the 2003 Stock Incentive Plan.

COMPENSATION COMMITTEE REPORT

     The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

Executive Compensation

     The Compensation Committee of the Board of Directors reviews and determines or recommends to the Board of Directors for determination the compensation provided to the Company’s executive officers, including stock compensation. In addition, the Compensation Committee reviews and makes recommendations on stock compensation arrangements for all of our employees.

Compensation Policy

     The Company’s executive compensation policy is designed to enable it to attract, motivate and retain highly qualified executive officers. The key components of the compensation program are

•	base salary;

•	annual incentive bonus awards; and

•	equity participation in the form of stock options or other equity-based awards under the equity incentive compensation plan.

     In arriving at specific levels of compensation for executive officers, the committee has relied on

•	the recommendations of management;

•	benchmarks provided by generally available compensation surveys;

•	the experience of committee members and their knowledge of compensation paid by comparable companies or companies of similar size or generally engaged in the healthcare services business; and

•	the advice and counsel of experts and advisors with broad experience in the field of executive compensation.

     The committee seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers are entitled to customary benefits generally available to all Company employees, including group medical, dental and life insurance and a
401(k) plan. The Company has employment agreements and severance arrangements with our executive officers to provide them with the employment security and severance deemed necessary by the committee to retain them.

Components of Executive Compensation

Base salary. In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for 2004 was based on the executive’s duties and responsibilities, the performance of the Company, both financial and otherwise, and the success of the executive in developing and executing our business development, sales and marketing, financing and strategic plans, as appropriate.

Bonus. Executive officers are eligible to receive cash bonuses based on the degree of the Company’s achievement of financial and other objectives and the degree of achievement by each such officer of his or her individual objectives.

Stock options. Equity participation is a key component of the Company’s executive compensation program. Under the incentive compensation plan, the Company is permitted to grant stock options to officers, directors, employees and consultants. To date, stock options have been the sole means of providing equity participation. Stock options are granted to executive officers primarily based on the officer’s actual and expected contribution to the Company’s development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of the stockholders. Stock options are intended to enable the Company to attract and retain key personnel and provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of the Company’s common stock.

Chief Executive Officer Compensation

     The Compensation Committee annually reviews and recommends to the Board of Directors the compensation of Terren S. Peizer, Chief Executive Officer, in accordance with the terms of his employment agreement, as well as any variations in his compensation the committee feels are warranted. Mr. Peizer, as a member of the board, abstains from all discussions and decisions of the board with regard to his compensation. The Compensation Committee believes that in the highly competitive healthcare industry in which the Company operates, it is important that Mr. Peizer receive compensation consistent with compensation received by chief executive officers of competitors. Mr. Peizer received a base salary of $325,000 and was awarded a bonus of $154,000 for 2004. His base salary for 2005 is $365,000. See “Employment Agreements” for a description of the material terms and conditions of Mr. Peizer’s employment agreement.

Internal Revenue Code Limits on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee is of the opinion that the Company’s incentive compensation plan has been structured to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The Compensation Committee will review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes.

     The Company is not currently subject to the limitations of Section 162(m) because no executive officers received cash payments during 2004 in excess of $1 million. To the extent that the Company is subject to the Section 162(m) limitation in the future, the effect of this limitation on earnings may be mitigated by net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase alternative minimum tax by a portion of such disallowed amount. For information relating to the Company’s net operating losses, see the consolidated financial statements included in the 2004 Annual Report to stockholders.

Submitted by the Compensation Committee:

Ivan M. Lieberburg, Ph.D., M.D., Chairman
Leslie F. Bell

Dated: April 28, 2005

Compensation Committee Interlocks and Insider Participation

     No member of the compensation committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of our subsidiaries, or had any employment relationship with us.

     During the last fiscal year, none of our executive officers served as:

•	a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

•	a director of another entity one of whose executive officers served on our compensation committee; or

•	a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

MANAGEMENT

Executive Officers

     Our executive officers are elected annually by the board of directors and serve at the discretion of the board of directors. The following sets forth certain information with respect to our executive officers (other than such information regarding Terren S. Peizer, Richard A. Anderson and Anthony M. LaMacchia which was disclosed under “Election of Directors” above):

Name	Age	Position
Chuck Timpe	58	Chief Financial Officer
Monica Alfaro Welling	44	Senior Vice President – Marketing
David E. Smith, M.D.	65	Senior Vice President – Medical Affairs
James W. Elder	53	Senior Vice President – Business Development

     Chuck Timpe is a senior financial executive with over 30 years experience in the healthcare industry. Since March 1998 he has served as a Director and since June 2002 as Chairman of the Audit Committee for IPC-The Hospitalist Company, a $90 million physician specialty practice business. Prior to joining the company in June 2003, Mr. Timpe was Chief Financial Officer from its inception in February 1998 of Protocare, Inc., a clinical research and pharmaceutical outsourcing company which merged with Radiant Research, Inc. in March 2003, creating one of the country’s largest clinical research site management organizations. Previously, he was a principal in private healthcare management consulting firms he co-founded, Chief Financial Officer of National Pain Institute, Treasurer and Corporate Controller for American Medical International (now Tenet Healthcare Corp., an NYSE company), and a member of Arthur Andersen LLP’s healthcare practice, specializing in public company and hospital system audits. Mr. Timpe received his B.S. from University of Missouri, School of Business and Public Administration, and is a Certified Public Accountant.

Monica Alfaro Welling has over 15 years of experience in all areas of U.S. and global marketing, sales and new product planning within endocrinology, nephrology, osteoporosis, CNS, gastroenterology, and genitourology. Prior to joining the company in March 2004, she was Senior Director Global Strategic Marketing for BOTOX™ for Allergan, Inc., where she directed market development, product development, and strategic planning for a brand with annual sales exceeding $360 million. Prior to joining Allergan, from August 1989 to February 2000, Ms. Welling held various positions at Novo Nordisk A/S in Denmark, most recently as Head of International hGH Strategic Marketing. As the head of marketing, new business development and new product marketing for all growth hormone related products/devices and therapeutic areas, she was responsible for brands with annual global sales of $260 million. She received a B.S. in Biology from the University of California, Irvine and an M.B.A. in International Marketing from South Danish University in Denmark.

David E. Smith, M.D. has more than thirty-five years of experience in the treatment of addictive disease, the psychopharmacology of drugs, and research strategies in the management of drug abuse problems. Dr. Smith is President and Medical Director of Haight Ashbury Free Clinics, Inc. which he founded in 1967, and has been Medical Consultant, Professional Recovery Program at The Betty Ford Center since 1994, and Medical Director of the California State Alcohol and Drug Programs and of the California Collaborative Center for Substance Abuse Policy Research since 1998. He has held consultancies and other positions at numerous professional organizations, including Doping Control Officer for the Winter Olympics in February 2002. Dr. Smith has authored over 300 scientific articles and has been named to a number of honors, including a Drug Abuse Treatment Award, National Association, State Alcohol and Drug Abuse Coordinators in 1984, Career Achievement Award, National Association of State Alcohol and Drug Abuse Directors in 1994, and Best Doctors in America, Pacific Region in 1996-97. He is a member of the Editorial Boards of numerous professional publications, has been Editor-in-Chief of AlcoholMD.com, a medical education and information website focusing on alcohol problems and alcoholism, since January 2000, and is Executive Editor of the Journal of Psychoactive Drugs which he founded in 1967. He was granted Fellow status by the American Society of Addiction Medicine (A.S.A.M.) in 1996, is past President of A.S.A.M. and the California Society of Addiction Medicine, and was named to the Council of Fellows of the California Association of Alcoholism and Drug Abuse Counselors in 1998. Dr. Smith received a B.S. in Zoology from University of California, Berkley and an M.S. in Pharmacology and his M.D. from University of California, San Francisco, where he has been an Associate Clinical Professor of Clinical Toxicology since 1967.

James W. Elder has more than 25 years of experience in the healthcare industry, and in business development, marketing and sales of pharmaceuticals for the treatment of pain and substance abuse. From June 1978 to January 2000 and from June 2003 until joining Hythiam in September 2003, Mr. Elder held various positions at Mallinckrodt, Inc. related to marketing, business development and sales of pain management and addiction treatment products. As Business Director of Mallinckrodt’s Addiction Treatment business unit, he launched a series of methadone and naltrexone products, creating a business with over 60% share of the opioid addiction treatment market. At Mallinckrodt, he led ATForum.com, the premier healthcare professional education website for addictionologists concerned with treating addictions to opioids. From March 2002 to June 2003 Mr. Elder operated a consulting firm, assisting pharmaceutical companies with developing marketing and business plans. From January 2000 to March 2002 he was Senior Vice President of Marketing and Sales for DrugAbuse Sciences, Inc., a private specialty pharmaceutical company developing medications for the treatment of alcohol and drug abuse. While there, he launched AlcoholMD.com, a premier medical education website serving addiction-related healthcare professionals. Mr. Elder received a B.A. in Chemistry from University of Missouri-Columbia and an M.B.A. from Southern Illinois University.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by our Chief Executive Officer and our other four most highly compensated employees during the 2004 fiscal year.

Summary Compensation Table

		Annual compensation			Long-term compensation
				Other annual	Restricted	Securities
Name & Principal	Fiscal			compensation	stock	underlying	All other
Position	year	Salary ($)	Bonus ($)	($)	award(s)($)	options (#)(1)	compensation(2)
Terren S. Peizer,	2004	$325,000	$154,000	—	$—	—	$11,139	(3)
Chairman & Chief	2003	75,000	—	—	—	1,000,000	75
Executive Officer	2002	—	—	—	—	—	—

Anthony M. LaMacchia,	2004	200,000	50,000	—	—	—	61,856	(4)
Chief Operating	2003	88,463	—	—	—	400,000	68
Officer	2002	—	—	—	—	—	—

Chuck Timpe,	2004	200,000	47,500	—	—	—	3,641
Chief Financial	2003	97,692	—	—	—	300,000	194
Officer	2002	—	—	—	—	—	—

James W. Elder,	2004	200,000	18,000	—	—	—	3,466
Senior Vice	2003	30,769	—	—	—	300,000	104
President of Business Development	2002	—	—	—	—	—	—

Joseph Dunn	2004	200,000	40,000	—	—	—	3,038
	2003	60,770	—	—	—	300,000	104
	2002	—	—	—	—	—	—

Note to Summary Compensation Table:

(1)	Options granted pursuant to the 2003 Stock Incentive Plan on September 29, 2003. Options vest 20% per year over five years.

(2)	Includes group life insurance premiums and health club membership fees for each executive.

(3)	Includes $8,244 reimbursement for automobile expenses.

(4)	Includes $60,000 reimbursement for relocation expenses.

EMPLOYMENT AGREEMENTS

Executive Employment Agreements

Chief Executive Officer

     We entered into a five-year employment agreement with our Chairman and Chief Executive Officer, Terren S. Peizer, effective as of September 29, 2003. Mr. Peizer currently receives an annual base salary of $365,000, with annual bonuses targeted at 100% of his base salary established by mutual agreement between Mr. Peizer and the board. His base salary and bonus target will be adjusted each year to not be less than the median compensation of similarly positioned CEO’s of similarly situated companies. Mr. Peizer receives executive benefits including group medical and dental insurance, term life insurance equal to 150% of his salary, accidental death and long-term disability insurance, and a car allowance. He was also granted options to purchase 1,000,000 shares of our common stock at ten percent above the fair market value on the date of grant, vesting 20% each year over five years. The options vest immediately in the event of a change in control, termination without good cause or resignation with good reason. In the event that Mr. Peizer is terminated without good cause or resigns with good reason prior to the end of the term, he will receive a lump sum equal to the remainder of his base salary and targeted bonus for the year of termination, plus three years of additional salary, bonuses and benefits. If any of the provisions above result in an excise tax, we will make an additional “gross up” payment to eliminate the impact of the tax on Mr. Peizer.

Chief Administrative Officer

     We have entered into a four-year employment agreement with our Chief Administrative Officer, Richard A. Anderson, which provides for an annual base salary of $266,800, with annual bonuses targeted at 50% of his base salary based on achieving certain milestones. His compensation will be adjusted each year by an amount not less than the CPI. He receives executive benefits including group medical and dental insurance, term life insurance, accidental death and long-term disability insurance. Pursuant to the agreement, Mr. Anderson was granted options to purchase 255,000 shares of our common stock at the fair market value on the date of grant, vesting 20% each year over five years, in addition to the options previously granted to him as a member of our board of directors. The options will vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event that Mr. Anderson is terminated without good cause or resigns with good reason prior to the end of the term, upon execution of a mutual general release he will receive a lump sum equal to one year of salary and bonus, and will receive continued medical benefits for one year unless he becomes eligible for coverage under another employer’s plan. If he is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, 150% of the targeted bonus, and will receive continued medical benefits for eighteen months unless he becomes eligible for coverage under another employer’s plan.

Chief Operating Officer

     We entered into a four-year employment agreement with our Chief Operating Officer, Anthony M. LaMacchia, effective as of September 29, 2003. Mr. LaMacchia currently receives an annual base salary of $206,400, with annual bonuses of at least $50,000 targeted at 50% of his base salary based on achieving certain milestones. His compensation will be adjusted each year by an amount not less than the CPI. Mr. LaMacchia receives executive benefits including group medical and dental insurance, $300,000 of term life insurance, accidental death and long-term disability insurance, and reimbursement for moving expenses. He was also granted options to purchase 400,000 shares of our common stock at the fair market value on the date of grant, vesting 20% each year over five years. The options vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event that Mr. LaMacchia is terminated without good cause or resigns with good reason prior to the end of the term, upon execution of a general release he will receive a lump sum equal to one year of salary and bonus, and will receive continued medical benefits for one year unless he becomes eligible for coverage under another employer’s plan. If Mr. LaMacchia is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, 150% of the targeted bonus, and will receive continued medical benefits for eighteen months unless he becomes eligible for coverage under another employer’s plan.

Chief Financial Officer

     We entered into a four-year employment agreement with our Chief Financial Officer, Chuck Timpe, effective as of September 29, 2003. Mr. Timpe currently receives an annual base salary of $206,400, with annual bonuses targeted at 50% of his base salary based on achieving certain milestones. His compensation will be adjusted each year by an amount not less than the CPI. Mr. Timpe receives executive benefits including group medical and dental insurance, $300,000 of term life insurance, accidental death and long-term disability insurance. He was also granted options to purchase 300,000 shares of our common stock at the fair market value on the date of grant, vesting 20% each year over five years. The options vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event that Mr. Timpe is terminated without good cause or resigns with good reason prior to the end of the term, upon execution of a general release he will receive a lump sum equal to one year of salary and bonus, and will receive continued medical benefits for one year unless he becomes eligible for coverage under another employer’s plan. If Mr. Timpe is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, 150% of the targeted bonus, and will receive continued medical benefits for eighteen months unless he becomes eligible for coverage under another employer’s plan.

Senior Vice President of Marketing

     We entered into a one-year employment agreement with our Senior Vice President of Marketing and Sales, Monica Alfaro Welling, effective as of March 29, 2004, which continues at will. Ms. Welling currently receives an annual base salary of $206,400, with annual bonuses targeted at 30% of her base salary based on achieving certain milestones. Her compensation may be increased each year. Ms. Welling receives executive benefits including group medical and dental insurance, and long-term disability insurance. She was also granted options to purchase 300,000 shares of our common stock at the fair market value on the date of grant, with 10,000 shares vesting immediately and the remainder vesting 20% each year over five years. In the event that Ms. Welling is terminated without good cause prior to March 29, 2006, she will receive a lump sum equal to salary and continued medical benefits for five months.

Senior Vice President of Medical Affairs

     We entered into a five-year employment agreement with our Senior Vice President of Medical Affairs, David E. Smith, M.D., effective as of January 29, 2005. The agreement provides for part-time employment of at least 50 hours per month. The annual base salary is $100,000, with annual bonuses targeted at 30% of his base salary. Dr. Smith has been granted options to purchase 120,000 shares of our common stock at the fair market value on the dates of grants, vesting 20% each year over five years from the dates of grant. The options vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event that Dr. Smith is terminated without good cause or resigns with good reason prior to the end of the term, upon execution of a general release he will receive a lump sum equal to one year of salary and bonus. If Dr. Smith is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, and 150% of the targeted bonus.

Senior Vice President of Business Development

     We have entered into a five-year employment agreement with our Senior Vice President of Business Development, James W. Elder, effective as of September 29, 2003. Mr. Elder currently receives an annual base salary of $206,400 with annual bonuses targeted at 30% of his base salary. His compensation will be adjusted each year by an amount not less than the CPI. Mr Elder receives executive benefits including group medical and dental insurance, $500,000 of term life insurance, accidental death and long-term disability insurance. He was also granted options to purchase 300,000 shares of our common stock at the fair market value on the date of grant, vesting 20% each year over five years. The options vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event that Mr. Elder is terminated without good cause or resigns with good reason prior to the end of the term, upon execution of a general release he will receive a lump sum equal to one year of salary and bonus, and will receive continued medical benefits for one year unless he becomes eligible for coverage under another employer’s plan. If Mr. Elder is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, 150% of the targeted bonus, and will receive continued medical benefits for eighteen months unless he becomes eligible for coverage under another employer’s plan.

Confidentiality Agreements

     Each employee is required to enter into a confidentiality agreement. These agreements provide that for so long as the employee works for us, and after the employee’s termination for any reason, the employee may not disclose in any way any of our proprietary confidential information.

Limitation on Liability and Indemnification Matters

     Our certificate of incorporation and bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors’ and executive officers’ liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and executive officers pursuant to our certificate of incorporation and bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth the information with respect to options granted to the persons named in the summary compensation table during 2004.

Potential realizable value at
assumed annual rates of stock
price appreciation for option
	Individual grants					term(1)
Percent of
	Number of	total options
	securities	granted to		Grant
	underlying	employees	Exercise	date
	options	in fiscal	price	market	Expiration
	granted (#)	year	($/Sh)	value	date	5% ($)	10% ($)
Terren S. Peizer	—	—	—	—	—	—	—
Anthony M. LaMacchia	—	—	—	—	—	—	—
Chuck Timpe	—	—	—	—	—	—	—
James W. Elder	—	—	—	—	—	—	—
Joseph Dunn	—	—	—	—	—	—	—

Note to Option Grants in Last Fiscal Year Table:

(1) The amounts are based on the 5% and 10% annual rates of return prescribed by the SEC and are not intended to forecast future appreciation, if any, of our common stock nor reflect actual gains, if any, realizable upon exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning unexercised stock options held by our named executive officers as of December 31, 2004, based on a $6.18 per share closing price on Amex at 2004 year-end. No stock options were exercised by the named executive officers during 2004. No stock appreciation rights, or SARs, have been granted or are outstanding.

			Number of shares underlying
			unexercised options/SARs at		Value of unexercised in-the-money
			fiscal year-end		options at fiscal year-end
	Shares
	acquired on	Value realized	Exercisable	Unexercisable	Exercisable	Unexercisable
	exercise (#)	($)	(#)	(#)	($)	($)
Terren S. Peizer	—	$—	200,000	800,000	$686,000	$2,744,000
Anthony M. LaMacchia	—	—	80,000	320,000	294,400	1,177,600
Chuck Timpe	—	—	60,000	240,000	220,800	883,200
James W. Elder	—	—	72,000	228,000	264,960	839,040
Joseph Dunn	—	—	60,000	240,000	220,800	883,200

LONG-TERM INCENTIVE PLANS

     The following table sets forth certain information as of December 31, 2004 with respect to our long-term incentive plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders.

	Number of securities	Weighted average	Number of securities
	to be issued upon	exercise price of	remaining available for future
	exercise of	outstanding	issuance under equity compensation
	outstanding options,	options, warrants	plans (excluding securities
Plan Category	warrants and rights	and rights	referenced in the first column)
Equity compensation plans approved by security holders	4,877,000	$2.97	1,123,000
Equity compensation plans not approved by security holders	—	—	—

Total	4,877,000	$2.97	1,123,000

PERFORMANCE GRAPH

     The chart below compares the cumulative total stockholder return on our common stock with the cumulative total return on the S&P Healthcare Sector Index and the Russell 2000 Small Cap Index for the period commencing September 30, 2003 (the first day of trading of our common stock after our merger with Hythiam, Inc.) and ending December 31, 2004, assuming an investment of $100 and the reinvestment of any dividends.

     The base price for our common stock is the post-split adjusted closing price of $0.50 per share on September 30, 2003 immediately following the merger. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN*
AMONG HYTHIAM, INC., THE RUSSELL 2000 INDEX
AND THE S & P HEALTH CARE INDEX

* $100 invested on 9/30/03 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC, initial reports of ownership and reports of changes in ownership of equity securities of the Company. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written or oral representations that no other reports were required for such persons, except that a Form 4 was not timely filed with regard to one transaction for Dr. Smith, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners have been complied with.

AUDIT COMMITTEE REPORT

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     The Audit Committee has the sole authority to select, evaluate and, if appropriate, replace the Company’s independent registered public accounting firm, and to pre-approve all auditing and permitted non-auditing services performed by them for the Company including their fees and other terms. BDO Seidman, LLP was engaged as the independent registered public accounting firm for the Company in September 2003. During 2004, the Audit Committee consisted of Messrs. Bell, de Kergrohen and Anderson. In April 2005, Mr. Anderson resigned from the committee and the Board of Directors elected Mr. Cummins to replace him. The Board of Directors has determined that all members of the Audit Committee are financially literate and independent within the requirements of Nasdaq, the Securities and Exchange Commission and the Company’s Audit Committee Charter.

     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, establishing, maintaining and evaluating the effectiveness of internal and disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes. Members of the committee rely on the information provided to them and on the representations made by management and the independent registered public accounting firm.

     In fulfilling its responsibilities, the Audit Committee met with management and BDO Seidman, including sessions at which management was not present, and reviewed and discussed the unaudited financial statements contained in the Company’s Quarterly Reports on Form 10-Q for each of the quarters ended in 2004, and the audited financial statements contained in the 2004 Annual Report on Form 10-K, prior to their filing with the Securities and Exchange Commission. The Audit Committee discussed with BDO Seidman the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect, including the independent registered public accounting firm’s overall evaluations of the quality, not just the acceptability, of the Company’s accounting principles, the critical accounting policies and practices used in the preparation of the financial statements, the reasonableness of significant judgments, and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The Audit Committee also received the written disclosures and the letter from BDO Seidman required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and reviewed with BDO Seidman its independence.

     Based on the review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.

Submitted by the Audit Committee:

Leslie F. Bell, Chairman
Marc G. Cummins
Hervé de Kergrohen

Dated: April 28, 2005

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The firm of BDO Seidman, LLP served as our independent registered public accounting firm for the 2004 fiscal year, and will continue to serve as our independent registered public accounting firm for the 2005 fiscal year unless the Audit Committee deems it advisable to make a substitution. We anticipate that representatives of BDO Seidman will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

     Aggregate fees billed to us for the fiscal years ended December 31, 2003 and 2004 by BDO Seidman and its affiliates are as follows:

	2003	2004
Audit Fees	$141,667	$192,739
Audit-Related Fees	$—	$—
Tax Fees	$19,825	$24,715
All Other Fees	$—	$—

     The Audit Committee has considered whether the provision of non-audit services by BDO Seidman is compatible with maintaining BDO Seidman’s independence.

Audit Committee Pre-Approvals

     All auditing and non-auditing services provided to us by the independent auditors are pre-approved by the Audit Committee or in certain instances by the Chair of the Audit Committee pursuant to delegated authority. Each year the Audit Committee discusses and outlines the scope and plan for the audit and reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent auditors. During the year, the specific audit and non-audit services or fees not previously negotiated or approved by the Audit Committee are negotiated or approved in advance by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent auditors for audit and non-audit services.

     All of the services provided by BDO Seidman described above under the captions “Audit-Related Fees”, “Tax Fees”, and “All Other Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

2004 ANNUAL REPORT ON FORM 10-K

     We have mailed with this proxy statement a copy of our annual report to each stockholder of record as of May 19, 2005. If a stockholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such stockholder addressed to us at 11150 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025, Attn: Investor Relations.

OTHER BUSINESS

     We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS

     Stockholders interested in presenting a proposal for consideration at our 2006 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, stockholder proposals must be received in writing by our corporate Secretary, Hythiam, Inc., 11150 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025, no later than January 25, 2006. If a stockholder proposal is received after April 18, 2006, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the meeting.

     Our 2006 annual meeting of stockholders is expected to be held on Friday, June 16, 2006. If the date of next year’s annual meeting is changed by more than 30 days, then any proposal must be received not later than ten days after the new date is disclosed in order to be included in our proxy materials.

/s/ TERREN S. PEIZER
Terren S. Peizer
Chairman of the Board and Chief Executive Officer

Los Angeles, California
May 25, 2005

APPENDIX A

HYTHIAM, INC.

Nominations and Governance Committee Charter

Purpose

     The purpose of the Nominations and Governance Committee (the “Committee”) of Hythiam, Inc. (the “Company”) shall be as follows:

1.	To select, or recommend for the Board of Directors’ selection, the individuals to stand for election as directors at the annual meeting of stockholders or, if applicable, a special meeting of stockholders.

2.	To oversee the selection and composition of committees of the Board of Directors and, as applicable, oversee management continuity planning processes.

     The Board of Directors shall determine whether the Committee shall make determinations as a committee or shall make recommendations to the Board of Directors.

Composition

     The Committee shall consist of two or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of the Sarbanes-Oxley Act and any stock exchange, quotation system or market on which the Company’s securities are listed (the “Exchange”).

     To the extent the Committee consists of at least three members, one director who is not independent under the rules of the Exchange may be appointed to the Committee, subject to the following:

•	the director is not a current officer or employee, or an immediate family member of a current officer or employee, of the Company;

•	the Board of Directors, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders;

•	the Company discloses in the proxy statement for the next annual meeting subsequent to such determination (or in its Form 10-K if the Company does not file a proxy statement), the nature of the relationship and the reasons for that determination; and

•	such person does not serve under this exception for more than two years.

     Notwithstanding the foregoing, under no circumstances shall the Committee consist of more than one non-independent director.

Appointment and Removal

     The members of the Committee shall be appointed by the Board of Directors. Each member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

     Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

     In fulfilling its responsibilities, the Committee shall be entitled to delegate responsibilities to a subcommittee of the Committee.

Meetings

     The Committee shall meet as frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

     All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

Duties and Responsibilities

     The basic responsibility of the members of the Committee is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, members should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside auditors, attorneys and advisors, to the fullest extent permitted by applicable law.

     The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter.

     In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority, without seeking Board approval, to retain outside counsel or other advisors for this purpose, including the sole authority to approve the fees payable to such counsel or advisors and any other terms of retention. In addition to individual compensation to members for serving on the Committee as reasonably determined by the Board, the Company shall provide appropriate funding, as determined by the Committee, for payment of (i) compensation to any advisers employed by the Committee, (ii) obtaining any insurance coverage deemed reasonable or necessary by the Committee, and (iii) funding ordinary administrative expenses of the Committee that it deems reasonable or necessary in carrying out its duties, subject only to any limitations imposed by applicable laws, rules and regulations.

Board Selection, Composition, and Evaluation

1.	Establish criteria for the selection of new directors to serve on the Board of Directors.

2.	Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board of Directors.

3.	Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or age caps.

4.	In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

5.	Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

6.	Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

7.	Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

8.	Oversee the evaluation, at least annually, and as circumstances otherwise dictate, of the Board of Directors and management.

Committee Selection and Composition

9.	Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and when appropriate, make recommendations regarding the removal of any member of any committee.

10.	Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

11.	Establish, monitor, and recommend the purpose, structure, and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board, and as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

12.	Periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Continuity / Succession Planning Process

13.	Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the Chief Executive Officer and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Reports

14.	Report regularly to the Board of Directors following meetings of the Committee, (a) with respect to such matters as are relevant to the Committee’s discharge of its responsibilities, and (b) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

15.	Maintain minutes or other records of meetings and activities of the Committee.

Corporate Governance

     To the extent deemed appropriate by the Board of Directors and the Committee, the Committee will do as follows:

16.	Consider the adequacy of the certificate of incorporation and by-laws of the Company and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the stockholders.

17.	Develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

18.	Consider policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas, and procedures for delivery of materials in advance of meetings.

HYTHIAM, INC.
2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of HYTHIAM, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated May 25, 2005, and hereby appoints Terren S. Peizer and Chuck Timpe, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of the Company, to be held on Friday, June 17, 2005, at 10:00 a.m., local time, at 11150 Santa Monica Blvd., Los Angeles, California, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; and FOR the approval of increasing by 1,000,000 the number of shares issuable under our 2003 Stock Incentive Plan; and as said proxies deem advisable on such other matters as may come before the meeting.

     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)

HYTHIAM, INC.

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

☐ Votes must be indicated (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS:	☐	FOR all nominees	☐	WITHHOLD AUTHORITY to vote	☐	*EXCEPTIONS
		listed below.		for all nominees listed below.

Nominees:	Terren S. Peizer, Anthony M. LaMacchia, Leslie F. Bell, Esq., Hervé de Kergrohen, M.D., Richard A. Anderson, Ivan M. Lieberburg, Ph.D., M.D. and Marc G. Cummins

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

2. Proposal to approve increasing by 1,000,000 the number of shares issuable under our 2003 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

To change your address, please mark this box. ☐

To include any comments, please mark this box. ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date

Share Owner sign here

Co-Owner sign here